Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics International Reports Second Quarter 2014 Financial Results

MADISON, WIS., August 11, 2014 - Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL), a developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications, today reported financial results for the second quarter and six months ended June 30, 2014.
Total revenues for the second quarter of 2014 were $3.6 million, an increase of 29% from $2.8 million in the second quarter of last year. Net loss for the second quarter of 2014 was $8.6 million compared to $5.1 million in the second quarter of 2013.
In the six months ended June 30, 2014, Total revenues increased by 26% to $6.6 million, compared to $5.2 million in 2013. Net loss for the six month periods was $16.7 million in 2014 and $10.7 million in 2013.
Trailing twelve month revenues as of June 30, 2014, increased 41% to $13.3 million compared to $9.4 million for the trailing twelve months ended June 30, 2013. The trailing twelve month average revenue from our top 10 customers through June 30, 2014, increased by 45% to $908,000 versus $626,000 for the same period last year. Total customers over the trailing twelve month period increased to 179 at June 30, 2014 from 136 at June 30, 2013.
“We are pleased with our continued solid revenue growth this quarter, once again demonstrating the benefits of our diversified suite of products and varying revenue sources," said Bob Palay, Chairman and CEO of CDI.
Additional financial information

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Collaborations, partnerships and other revenues grew 46% for the second quarter to $1.2 million in 2014 from $843,000 in 2013. For the six month period, growth was 83% to $2.7 million in 2014 from $1.5 million in 2013. These increases were driven principally by activity on our contracts with the California Institute for Regenerative Medicine (CIRM) and Coriell Institute for Medical Research (Coriell), increases in revenue on our NHLBI grant with the Medical College of Wisconsin and growth in the unit volume of iCell® Hepatocytes. In addition to $425,000 of revenue from our CIRM and Coriell contracts in the second quarter, Deferred revenue related to these two contracts increased $844,000 during the second quarter and is now at $2.7 million as of June 30, 2014.

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Product sales grew 22% in the second quarter compared to the prior year. Growth in this category during the second quarter was due primarily to increased sales in the iCell® neuron group and in MyCell® products.

•	Gross margins on Product sales improved to 77% in the current quarter and to 74% year to date compared to 66% in both periods of the prior year.

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Total costs and expenses (excluding Cost of product sales) were $11.3 million for the second quarter, compared to $7.2 million for the same quarter last year, an increase of 57%. This growth is largely attributable to increases in Research and development expenses related to our contract with CIRM and to materials consumed in the continued development and order fulfillment of our iCell Hepatocytes, which are included in Collaborations, partnerships and other revenues. Sales and marketing expenses have increased compared to the prior year quarter due to the expanding headcount in and activities of our sales and customer support staff. General and administrative expenses have increased due to compensation increases initiated since our initial public offering and expenses related to our ongoing conduct as a public company.

•	At June 30, 2014, CDI's Cash and cash equivalents totaled $47.4 million.

Conference Call and Webcast
CDI will host a conference call and webcast at 8:00 a.m. ET, August 12, 2014.  The conference call may be accessed by dialing (877) 312-5886 for domestic callers and (206) 453-2872 for international callers. Please specify to the operator that you would like to join the Cellular Dynamics Second Quarter 2014 Financial Results Call, or reference conference ID# 81960015. The conference call also will be webcast live under the investor relations section of CDI's website at www.cellulardynamics.com, and will be archived there for approximately one year.
About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications. CDI’s proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell Products). CDI’s iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in the research and development of cellular therapeutics. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.
Forward-looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including statements regarding our revenue growth and the benefits of the diversity of our product suite and revenue sources, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," ”believe,” "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamics' Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 11, 2014, which risks are incorporated herein by reference, and as may be described from time to time in Cellular Dynamics' subsequent SEC filings.

Cellular Dynamics International, Inc.
Balance sheets (Unaudited)
(Dollars in thousands, except per share amounts)	December 31, 2013	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$62,029	$47,435
Accounts receivable, net	3,318	2,843
Inventories	3,884	4,161
Prepaid expenses and other assets	964	569
Total current assets	70,195	55,008
Property and equipment, net	2,052	3,276
Goodwill	6,817	6,817
Intangible assets, net	4,122	4,104
Debt issuance costs, net	199	175
Other assets	10	15
Total	$83,395	$69,395

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,811	$1,654
Accrued liabilities	3,361	2,787
Deferred revenue	1,439	3,047
Current maturities of long-term debt	18	2,059
Total current liabilities	6,629	9,547
Long-term debt, less current portion	11,879	9,922
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value — authorized, 10,000,000 shares at December 31, 2013 and June 30, 2014; no shares issued and outstanding, at December 31, 2013 and June 30, 2014	—	—
Common stock, $0.0001 par value — authorized, 100,000,000 shares at December 31, 2013 and June 30, 2014; issued and outstanding, 15,757,725 shares at December 31, 2013 and 15,762,725 at June 30, 2014	2	2
Additional paid-in-capital	171,907	173,622
Accumulated deficit	(107,022)	(123,698)
Total shareholders’ equity	64,887	49,926
TOTAL	$83,395	$69,395

Cellular Dynamics International, Inc.
Statements of operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2013	2014	2013	2014
Revenues:
Product sales	$1,969	$2,402	$3,723	$3,864
Collaborations, partnerships and other revenues	843	1,234	1,479	2,711
Total revenues	2,812	3,636	5,202	6,575

Costs and expenses:
Cost of product sales	676	546	1,253	992
Research and development	3,911	5,578	7,767	10,494
Sales and marketing	1,504	2,060	3,031	3,994
General and administrative	1,778	3,672	3,887	7,128
Total costs and expenses	7,869	11,856	15,938	22,608

Loss from operations	(5,057)	(8,220)	(10,736)	(16,033)

Other (expense) income:
Interest expense	(4)	(339)	(11)	(643)
Other income	—	—	—	—
Total other expense	(4)	(339)	(11)	(643)

Net loss	$(5,061)	$(8,559)	$(10,747)	$(16,676)

Net loss per share of common stock, basic and diluted	$(2.92)	$(0.54)	$(6.20)	$(1.06)
Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	1,734,484	15,762,417	1,734,080	15,761,277

MEDIA CONTACTS:
Joleen Rau
Senior Director, Marketing & Communications
Cellular Dynamics International, Inc.
(608) 310-5142
jrau@cellulardynamics.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
(646) 378-2949
gogawa@troutgroup.com
Source: Cellular Dynamics International, Inc.